SECURITIES EXCHANGE AGREEMENT
                          -----------------------------


          THIS  AGREEMENT  made  the  12th  day  of  November,  1999.

A M O N G :
               STORIMIN  RESOURCES  LIMITED,
               ----------------------------
               a  corporation  governed  by  the  laws  of  Ontario

               ("Storimin")

               -  and  -

               THE  PERSONS  LISTED  ON  SCHEDULE  A  HERETO,
               ---------------------------------------------
               (each  of such Persons a "Vendor" and collectively the "Vendors")

               -  and  -

               WEB  DREAM  INC.,
               ----------------
               a  corporation  incorporated  under  the  laws  of  Ontario

               ("Web  Dream")

WITNESSETH  THAT:

WHEREAS the Vendors own of record and beneficially all of the Purchased Shares (as hereinafter defined);

AND WHEREAS the Vendors have agreed to sell to Storimin, and Storimin has agreed to purchase from the Vendors, the Purchased Shares pursuant to the terms hereof;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree with each other as follows:

                                    ARTICLE 1
                                    ---------

                        DEFINED TERMS AND INTERPRETATION
                        --------------------------------

1.1          DEFINITIONS.  In  this  Agreement, unless there is something in the
             ------------
subject matter or context inconsistent therewith, the following words and terms shall have the following meanings, respectively:

     (a) "AGREEMENT" means this Agreement and any instrument supplemental or ancillary hereto; and the expressions "Article", "section", "subsection", "paragraph" and "subparagraph" followed by a number means and refers to the specified Article, section, subsection, paragraph, or subparagraph of this Agreement.

     (b) "ASSETS" means all the undertaking, property and assets of Web Dream whether owned, licensed or leased, of every kind and description wheresoever situated.

     (c)  "BALANCE  SHEET  DATE"  means  March  31,  1999

     (d) "BUSINESS" means the business carried on by Web Dream as described in the Proxy Circular.

     (e) "BUSINESS DAY" means a day other than a Saturday, Sunday or any day other than Saturday or Sunday on which the principal commercial banks located at Toronto, Ontario are not open for business during normal banking hours.

     (f) "CLOSING" means the completion of the sale to and purchase by Storimin of the Purchased Shares contemplated herein.

     (g) "CLOSING DATE" means the later of December 15, 1999, or such other date as may be mutually acceptable to Web Dream and Storimin.

     (h) "CONSENTS" means consents, approvals, authorizations, orders, registrations and filings.

     (i) "CONTRACTUAL OR OTHER RIGHT OR OBLIGATION" means any form of agreement, contract, instrument, license, permit, registration, judgment, order, decree, indenture, lease, engagement, commitment and franchise.

     (j)  "EFFECTIVE  DATE"  means  the  date  first  above  written.

     (k) "ENCUMBRANCE" means any form of agreement, option, understanding, commitment, equity, covenant, mortgage, charge, security interest, lien, adverse claim, pledge, restriction, encumbrance or right or privilege affecting or capable of affecting the title or right of ownership or ability to transfer or convey any property or asset.

     (l) "EXTRAORDINARY BUSINESS COMBINATION" means, with respect to any corporation, the acquisition or disposition of all or any substantial amount of its issued share capital, or any amalgamation, merger, sale of all or any substantial part of its assets, takeover bid, reorganization, recapitalization, liquidation, winding-up of, or other business combination or similar transaction, involving such corporation.

     (m) "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means at any time, accounting principles, practices and procedures generally accepted in Canada, applied on a basis consistent with those applied in previous years, as authorized by the Canadian Institute of Chartered Accountants.

     (n) "INTERIM PERIOD" means the period between the close of business on the Effective Date and the Time of Closing on the Closing Date.

     (o)  "ITA"  means  the  Income  Tax  Act  (Canada).

     (p) "PARTIES" means, collectively, the parties to this Agreement and "Party" means any one of them.

     (q) "PERSON" means an individual, corporation, partnership, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative, government or governmental agency, department or instrumentality, or any group or combination thereof.

     (r) "PROXY CIRCULAR" means the Management Information Circular of Storimin dated November 12, 1999.

     (s)  "PURCHASE  PRICE"  has  the  meaning  ascribed thereto in Section 2.2.

     (t) "PURCHASED SHARES" means the issued and outstanding shares of Web Dream as shown opposite the names of the Vendors on Schedule A hereto.

     (u) "SHARES" means the post-consolidated common shares in the capital of Storimin.

     (v) "STORIMIN" means Storimin Resources Limited, a corporation governed by the laws of Ontario.

     (w)  "STORIMIN FINANCIAL STATEMENTS" has the meaning given in Section 4.10.

     (x) "STORIMIN SOLICITORS" means Aylesworth Thompson Phelan O'Brien LLP, Toronto, Ontario.

     (y) "TAXES" means any and all income, profits, use, occupancy, transfer, franchise, withholding, payroll, employment, corporate, capital, stamp, business, realty, sales, fuel, excise or other taxes, duties, fees, surtaxes, assessments, levies, imposts or charges payable to or exigible by any governmental agency, authority or instrumentality, domestic or foreign.

     (z) "TIME OF CLOSING" means 11:00 a.m. (Toronto time) on the Closing Date or such other time as may be mutually acceptable to the Parties.

     (aa) "VENDORS" means, collectively, the Persons listed on Schedule A hereto and any other persons who may subscribe for shares of Web Dream between November 12, 1999 and the Closing Date (the "Additional Vendors"). It will be a condition of issuance of additional shares of Web Dream that such Additional Vendors agree to enter into and be bound by the terms and conditions of this Agreement.

     (bb) "WEB DREAM" means Web Dream Inc., a corporation incorporated under the laws of Ontario.

     (cc) "WEB  DREAM  FINANCIAL  STATEMENTS"  has  the meaning given in Section
          3A.7.

     (dd) "WEB  DREAM  SOLICITORS"  means Albaum & Associates, Toronto, Ontario.

1.2          EXTENDED  MEANINGS.  In  this  Agreement,  words  importing  number
             -------------------
include the singular and the plural and words importing gender include the feminine, masculine and neuter genders.

1.3          HEADINGS,  ETC.  The  division  of  this  Agreement  into Articles,
             ---------------
Section, Subsections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation hereof.

1.4          CURRENCY.  All  references  in  this  Agreement  to dollars, unless
             ---------
otherwise  specifically  indicated,  are  expressed  in  Canadian  currency.

1.5          ENTIRE  AGREEMENT.  This Agreement constitutes the entire agreement
             ------------------
between the parties hereto pertaining to the subject matter hereto and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions whether oral or written, of the parties, and there are no warranties representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

                                    ARTICLE 2
                                    ---------

                      PURCHASE AND SALE OF PURCHASED SHARES
                      -------------------------------------

2.1          PURCHASED  SHARES.  Subject to the terms and conditions hereof, the
             ------------------
Vendors jointly and severally covenant and agree to sell, assign and transfer to Storimin the Purchased Shares free and clear of all Encumbrances and Storimin covenants and agrees to purchase from the Vendors the Purchased Shares.

2.2          PURCHASE  PRICE.  The  Purchase  Price  payable  by Storimin to the
             ----------------
Vendors for the Purchased Shares shall be $0.25 in respect of each Web Dream Share up to a maximum of $7,000,000.

2.3          PAYMENT  OF PURCHASE PRICE.  The Purchase Price payable by Storimin
             ---------------------------
to the Vendors for the Purchased Shares shall be paid and satisfied at Closing by Storimin issuing two (2) Shares for every one (1) Purchased Share up to a maximum of 28,000,000 Shares for the Purchased Shares outstanding on the Closing Date.

2.4          SHAREHOLDER  APPROVAL.
             ----------------------

             (1) The transactions provided for herein are subject to the prior approval of the shareholders of Storimin. Storimin agrees to forthwith call a special meeting of shareholders to seek to obtain such approval. The Vendors agree to, and to cause Web Dream to, provide such information with respect to the Vendors and Web Dream as Storimin may reasonably require for insertion into the Proxy Circular to be sent to the shareholders of Storimin in connection with such meeting.

             (2) At the special shareholders' meeting, Storimin will also seek shareholder approval to change the name of Storimin to "Digital Rooster.com Inc." and to consolidate every twelve (12) existing common shares into one (1) new Share. Storimin shall also seek shareholder approval to any other matters as may be reasonably requested by the Vendors. The transactions provided for herein are subject to the completion of the consolidation of the existing common shares prior to the Closing Date in form satisfactory to Web Dream Solicitors.

2.5          CONFIDENTIALITY.  Notwithstanding  any  other  provision  of  this
             ----------------
Agreement, in the event of the termination of this Agreement, Web Dream shall keep confidential any information obtained with respect to the property and operations of Storimin and Storimin shall keep confidential any information obtained relating to the Business and the Vendors (unless, in each case, the information is readily ascertainable from public or published information or until the same becomes so ascertainable) and shall return to the other party all copies of any schedules, statements or other written information obtained in connection herewith.

2.6          TAX  ELECTION.  Storimin  agrees  to  execute  such  election  with
             --------------
respect to the sale of the Purchased Shares pursuant to section 85 of the Income Tax Act (Canada), in prescribed time as any of the Vendors may request prior to Closing. Where any Vendor requests Storimin to execute such election such Vendor shall be solely responsible for the preparation and filing of such election and Storimin shall execute such election specifying such agreed amount in respect of the Purchased Shares acquired from such Vendor as the Vendor shall specify provided such agreed amount is on its face within the limitations set out in subsection 85(1) of the Income Tax Act (Canada). Where any Vendor delivers an election in prescribed form to Storimin for execution pursuant to this section 2.6, Storimin shall execute such election form and deliver the same to such Vendor at the address specified by such Vendor within seven business days of receipt of such election form.

                                   ARTICLE 3A
                                   ----------

           REPRESENTATIONS AND WARRANTIES OF WEB DREAM AND THE VENDORS
           -----------------------------------------------------------

          REPRESENTATION AND WARRANTIES OF WEB DREAM AND THE VENDORS.  Web Dream
          -----------------------------------------------------------
and each of the Vendors jointly and severally represent and warrant to Storimin as follows and acknowledge that Storimin is relying upon such representations and warranties in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby:

3A.1          DUE  INCORPORATION  AND  SUBSISTENCE OF WEB DREAM.  Web Dream is a
              --------------------------------------------------
corporation duly incorporated, organized and validly subsisting and in good standing under the laws of the Province of Ontario. Web Dream has all necessary corporate power and authority to own or lease its property and assets and to carry on its business as now being conducted by it and is duly qualified, licensed or registered to carry on the business as now being conducted and is in good standing in all jurisdictions in which the nature of the business conducted by it or the property owned or leased by it makes such qualification, licensing or registration necessary.

3A.2          AUTHORIZED  CAPITAL  OF  WEB DREAM.  The authorized capital of Web
              -----------------------------------
Dream consists of an unlimited number of Web Dream Shares and an unlimited number of Class A preference shares, an unlimited number of Class B preference shares and an unlimited number of Class C preference shares of which 13,706,436 Web Dream Shares have been validly issued and are outstanding as fully paid and non-assessable as of the date hereof, and no Person has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, including convertible securities, warrants or convertible obligations of any nature for the purchase, subscription, allotment or issuance of any of the unissued shares or securities convertible into unissued shares in the capital of Web Dream except as set forth in the Proxy Circular.

3A.3.          VALIDITY OF AGREEMENT.  The entry into, execution and delivery of
               ----------------------
this Agreement and all other agreements and documents required to be delivered by each of the Vendors hereunder, the performance by each of the Vendors of their respective obligations hereunder and the consummation of the transactions contemplated hereby do not or will not conflict with or constitute a breach of or a default under or create any Encumbrance under (or would not with the passage of time or the giving of notice, or both, conflict with or constitute a breach of or a default under or create any Encumbrance under) any of the terms or provisions of the constating documents, by-laws or resolutions of Web Dream, of any contractual or Other Right or Obligation to which Web Dream is a party or by which Web Dream or any of the Assets is bound or of any laws or regulations applicable to Web Dream or any of the Assets.

3A.4          CHANGE  SINCE  DATE  OF WEB DREAM FINANCIAL STATEMENTS.  Except as
              -------------------------------------------------------
otherwise contemplated or permitted by this Agreement, since the date of the Web Dream Financial Statements:

     (a) there has not been any material adverse change in the financial condition, business, business organization or personnel of Web Dream;

     (b) there has not been any acquisition or retirement by Web Dream of any of its capital stock or any dividend or other distribution declared, paid or made on or with respect to its capital stock;

     (c) there has not been any sale, mortgage, pledge or other disposition of any Asset;

     (d)  Web  Dream  has not merged or consolidated with any other corporation;

     (e) Web Dream has not altered or amended its corporate charter or other instrument governing its corporate existence or powers, or by-laws; and

     (f) Web Dream has not entered into, materially amended or terminated any material contract, agreement, franchise, permit or license.

3A.5          TITLE  TO PURCHASED SHARES.  Each of the Vendors is the registered
              --------------------------
and beneficial owner of that number of Web Dream Shares (comprising part of the Purchased Shares) registered in such Vendor's name on the books of Web Dream and has good and marketable title thereto, free and clear of any and all Encumbrances of any kind whatsoever. No Person, other than Storimin, has any interest, direct or indirect, beneficial or otherwise, in such Purchased Shares.

3A.6          LITIGATION.  Web  Dream  has  complied in all significant respects
              ----------
with all applicable laws and orders, and all other requirements and rules of governmental authorities. Web Dream is not presently subject to any court or administrative order, judgment, or decree. No suit, action, investigation, governmental proceeding, administrative proceeding or other litigation of any kind or nature to which Web Dream may be a party or by which any of the Assets may be affected is now pending, threatened or, to the knowledge of any of the Vendors, contemplated, other than as disclosed in the Proxy Circular.

3A.7          FINANCIAL  STATEMENTS.  Web  Dream has furnished Storimin with the
              ---------------------
annual audited financial statements of Web Dream for the years ended August 31, 1999 and 1998, copies of which are attached as Schedule B hereto. Web Dream's Financial Statements have been prepared in accordance with Generally Accepted Accounting Principles, are true, complete and correct in all material respects and present fairly:

     (a) the assets and liabilities (whether accrued, absolute, contingent or otherwise) of and all claims against Web Dream as at the date of the statements; and

     (b) the financial position and condition of Web Dream as at the date of the statements.

The financial position of Web Dream is now and will at the Time of Closing be at least as good as that shown by or reflected in Web Dream's Financial Statements.

3A.8          BOOKS  AND  RECORDS.  All  accounts,  books,  ledgers  and  other
              --------------------
financial and accounting records of Web Dream have been fully, properly and accurately kept and completed and are up-to-date and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. Web Dream does not have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of Web Dream. The books and records of Web Dream fairly and correctly set out and disclose in all material respects, in accordance with Generally Accepted Accounting Principles and all applicable laws and regulations, the financial position of Web Dream as at the date hereof and all material financial transactions relating to the business of Web Dream have been accurately recorded in such books and records.

3A.9       ASSETS.
           -------

     (a)  Web  Dream  has  good  and  marketable  title  to:

          (i) all of its Assets (real and personal, tangible and intangible, including leasehold interests), including, without limitation, all the properties and assets reflected in the balance sheet forming part of Web Dream's Financial Statements, and

          (ii) all  the  Assets  purchased  by  it since the Balance Sheet Date,

          in  each  case  subject  to  no  Encumbrance of any kind or character.

     (b) The Assets are adequate and sufficient for the conduct of the Business substantially in the manner presently carried on and include all proprietary rights, trade secrets and other property and assets, real and personal, applicable to or used in connection with the Business.

3A.10          REAL  PROPERTY.  Web  Dream  is  not  the  owner of, or under any
               ---------------
agreement  or  option  to  own,  any  real  property  or  any  interest therein.

3A.11          CONTRACTS.  All  of  the  material  contracts,  agreements,
               ----------
engagements or commitments to which Web Dream is a party or by which it is bound are described in the Proxy Circular.

3A.12          NO  BREACH  OF CONTRACTS. Each contract or agreement to which Web
               -------------------------
Dream is a party is in full force and effect and unamended, Web Dream is entitled to all rights and benefits thereunder (including the right to receive royalties and other payments thereunder) and there exists no default or event of default or event, occurrence, condition or act (including the purchase of the Purchased Shares hereunder) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder and the terms and conditions of such contracts and agreements will not be affected by the completion of the transactions contemplated hereunder. Web Dream has not violated or breached, in any material respect, any of the terms or conditions of any contract or agreement and, to the best of the knowledge of each of the Vendors, all the covenants to be performed by any other party thereto have been fully performed.

3A.13          RESTRICTIVE  DOCUMENTS.  Web  Dream is not subject to, or a party
               -----------------------
to, any charter or by-law restriction, Encumbrance, Contractual or Other Right or Obligation, law, rule, ordinance, regulation, or any other restriction of any kind or character which would prevent the consummation of the transactions contemplated by this Agreement or the continued operation of the Business after the date hereof or the Closing Date on substantially the same basis as heretofore operated.

3A.14          TAXES.  For  all  periods  prior  to  the date of this Agreement,
               ------

     (a) all federal, provincial and foreign tax returns and tax reports required to be filed by Web Dream have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, and all of the foregoing are true, correct and complete;

     (b) all Taxes (including interest and penalties) due from Web Dream have been fully paid or, adequate provisions made therefor; and

     (c) to the best knowledge of each of the Vendors, no claim or liability is pending or has been assessed or asserted or threatened against Web Dream in connection with any such Taxes, and each of the Vendors knows of no basis for any such claim or liability.

3A.15          SUBSIDIARIES.  Web  Dream  has no subsidiaries, nor are there any
               -------------
agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.

3A.16          CORPORATE  RECORDS. The minute books and corporate records of Web
               -------------------
Dream from its date of incorporation to the date hereof are the original minute books and corporate records of Web Dream, are true, correct and complete in all respects, and contain all minutes and resolutions of all proceedings of the shareholders and the board of directors (including all committees thereof) of Web Dream or certified copies thereof from the date of incorporation to the date hereof which are true and correct in form and substance and, to the best of the knowledge of each of the Vendors, there have been no other meetings, resolutions or proceedings of the shareholders or of the board of directors (including any committees thereof) of Web Dream from its date of incorporation to the date hereof, not reflected in such minute books and the corporate records. All such meetings were duly called and held. The share certificate books, register of shareholders, register of transfers and register of directors of Web Dream are true, correct and complete.

3A.17          POWERS  OF  ATTORNEY.  There  are no Persons holding a general or
               ---------------------
special  power  of  attorney  from  Web  Dream.

3A.18          LIABILITIES.  Web  Dream  has  no  material  liabilities  except:
               ------------

     (a) liabilities fully reflected or reserved against in Web Dream's Financial Statements; and

     (b) liabilities contemplated by this Agreement and costs associated with the transactions contemplated hereby.

Except and to the extent reflected in Web Dream's Financial Statements, Web Dream is not now directly or indirectly liable upon or in respect to, or obligated in any other way to provide funds in respect of any contingent liabilities, including without limitation obligations to guarantee or assume any debt, dividend or other material liability or obligation of any Person (by discount, repurchase agreement or otherwise) except for endorsements made in the ordinary and regular course of business in connection with the deposit of items for collection.

3A.19          INSOLVENCY.  Web  Dream is not insolvent, nor has it committed an
               -----------
act of bankruptcy, proposed a compromise or arrangement to its creditors generally, taken any proceeding with respect to a compromise or arrangement, taken any proceeding to have itself declared bankrupt or wound-up, taken any proceeding to have a receiver appointed over any part of its assets, had any encumbrancer or receiver take possession of any of its property, had an execution or distress become enforceable or levied upon any of its property or had any petition for a receiving order in bankruptcy filed against it.

3A.20          PROXY  CIRCULAR.  All  information  pertaining  to  Web  Dream
               ----------------
contained in the Proxy Circular is true, complete and correct in all material respects (as defined in the Securities Act (Ontario)), constitutes full, true and plain disclosure of all material facts, does not contain a misrepresentation and does not omit therefrom any material fact which is required to be stated or which is necessary to make the statements contained therein not false or misleading in the light of the circumstances in which they are made, and each of the Vendors will promptly advise Web Dream of any such information in the Proxy Circular which deviates from the foregoing until the Closing.

                                   ARTICLE 3B
                                   ----------

                 REPRESENTATIONS AND WARRANTIES OF OTHER VENDORS
                 -----------------------------------------------

          REPRESENTATIONS  AND  WARRANTIES.  Each  of  the  Vendors  severally
          ---------------------------------
represents and warrants to Storimin, with respect to such Vendor and not the other Vendors as follows and acknowledges that Storimin is relying upon such representations and warranties in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby:

3B.1          CAPACITY  OF  THE  VENDORS.
              ---------------------------

     (a) If the Vendor is a corporation, it is duly incorporated and validly subsisting and in good standing under the laws of the jurisdiction of its incorporation.

     (b) If the Vendor is an individual, the Vendor has attained the age of majority and has the legal capacity and competence to execute this Agreement and to take all actions required pursuant hereto.

     (c) If the Vendor is a corporation, the Vendor has the legal capacity and competence to execute this Agreement and to take all actions required pursuant hereto and all necessary approvals by directors and shareholders of the Vendor, or otherwise, have been given to authorize it to execute and deliver this Agreement and to take all actions required pursuant hereto.

3B.2          VALIDITY  OF  AGREEMENT.
              ------------------------

     (a) If the Vendor is a corporation, the entry into, execution and delivery of this Agreement and all other agreements and documents required to be delivered by it hereunder, the performance by it of its obligations hereunder and the consummation of the transactions contemplated hereby do not or will not conflict with or constitute a breach of or a default under or create any Encumbrance under (or would not with the passage of time or the giving of notice, or both, conflict with or constitute a breach of or a default under or create any Encumbrance under) any of the terms or provisions of its constating documents, by-laws or resolutions or of any Contractual or Other Right or Obligation to which it is a party or by which it is bound or of any laws or regulations applicable to it.

     (b) Each of this Agreement and all other agreements and documents required to be delivered by it hereunder constitutes, or on delivery will constitute, a legal, valid and binding obligation of it enforceable against it in accordance with its terms subject however to limitations with respect to enforcement imposed by law in connection with bankruptcy, insolvency and creditors' rights generally and to general principles of equity, including the availability of equitable remedies such as specific performance and injunctive relief which are in the discretion of the court from which they are sought.

3B.3          LITIGATION  AFFECTING  THE  PURCHASED SHARES.  There are no suits,
              ---------------------------------------------
actions or other legal proceedings of any sort or claims or demands pending or threatened which would refrain or otherwise prevent it, in any manner, from effectively and legally transferring the Purchased Shares owned by it to Storimin free and clear of any and all Encumbrances nor are there any suits, actions or other legal proceedings pending or threatened, the effect of which would be to cause an Encumbrance to attach to such Purchased Shares, to divest title to such Purchased Shares or make any of the Parties liable for damages and it has no knowledge of any claims which should give rise to such a suit, action or legal proceeding.

3B.4          NO  OPTIONS,  ETC.  Except  for  Storimin under this Agreement, no
              ------------------
Person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase from it of any of the Purchased Shares owned by it.

3B.5          CONSENTS.  There  are  no  Consents  or  filings  that  should  be
              ---------
obtained or made in order to complete the transactions contemplated by this Agreement.

3B.6          RESTRICTIVE  DOCUMENTS.  It  is not subject to, or a party to, any
              -----------------------
charter or by-law restriction, Encumbrance, Contractual or Other Right or Obligation, law, rule, ordinance, regulation, or any other restriction of any kind or character which would prevent the consummation of the transactions contemplated by this Agreement or compliance by it with the terms, conditions and provisions hereof.

                                    ARTICLE 4
                                    ---------

                   REPRESENTATIONS AND WARRANTIES OF STORIMIN
                   ------------------------------------------

          REPRESENTATIONS  AND  WARRANTIES OF STORIMIN.  Storimin represents and
          ---------------------------------------------
warrants to Web Dream and to the Vendors as follows and acknowledges that the Vendors are relying upon such representations and warranties in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby.

4.1          DUE  INCORPORATION  AND  SUBSISTENCE  OF  STORIMIN.  Storimin  is a
             ---------------------------------------------------
corporation duly incorporated and validly subsisting and in good standing under the laws of the Province of Ontario. Storimin has all necessary corporate power and authority to own or lease its property and assets and to carry on its business as now being conducted by it.

4.2          VALIDITY  OF  AGREEMENT.
             ------------------------

     (a) Storimin has all necessary right, power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder.

     (b) The entry into, execution and delivery of this Agreement and all other agreements and documents required to be delivered by Storimin hereunder, the performance by Storimin of its obligations hereunder and the consummation of the transactions contemplated hereby: (i) have been and will be duly authorized by all necessary action, corporate or otherwise, on the part of Storimin and
(ii) do not or will not conflict with or constitute a breach of or a default under or create any Encumbrance under (or would not with the passage of time or the giving of notice, or both, conflict with or constitute a breach of or a default under or create any Encumbrance under) any of the terms or provisions of the constating documents, by-laws or resolutions of Storimin or of any Contractual or Other Right or Obligation to which Storimin is a party or by which Storimin is bound or of any laws or regulations applicable to Storimin.

     (c) Each of this Agreement and all other agreements and documents required to be delivered by Storimin hereunder constitute, or on delivery will constitute, a legal, valid and binding obligation of Storimin enforceable against it in accordance with its terms.

4.3          REPORTING ISSUER.   Storimin is a reporting issuer, as such term is
             -----------------
defined under the provision of the Securities Act (Ontario) and the Securities Act (Alberta) and has been a reporting issuer for not less than two years prior to the date hereof. Storimin is not listed on the list of defaulting reporting issuers maintained by the Ontario and Alberta Securities Commissions.

4.4          SHARES.  The  Shares  to be issued to the Vendors hereunder will be
             -------
validly issued and outstanding as fully paid and non-assessable shares of Storimin upon issuance and delivery to the Vendors.

4.5          AUTHORIZED AND ISSUED CAPITAL.  On the Closing Date, the authorized
             ------------------------------
capital of Storimin will consist of an unlimited number of common shares of which 24,851,191 common shares will be issued and outstanding as fully paid and non-assessable, excluding any common shares issuable upon the exercise of outstanding stock options as contemplated by Section 4.9.

4.6          CONSENTS.  Other than the approval of the shareholders of Storimin,
             ---------
there are no Consents or filings that should be obtained or made in order to complete the transactions contemplated by this Agreement (including without limitation any Consents of or filings with any securities commission or stock exchange).

4.7          RESTRICTIVE  DOCUMENTS.  Storimin is not subject to, or a party to,
             -----------------------
any charter or by-law restriction, Encumbrance, Contractual or Other Right or Obligation, law, rule, ordinance, regulation, or any other restriction of any kind or character which would prevent the consummation of the transactions contemplated by this Agreement or compliance by Storimin with the terms, conditions and provisions hereof.

4.8          SUBSIDIARIES.  Except  for  Pizay  Investments  Inc.  and  1032142
             -------------
Ontario  Inc.,  Storimin  does  not  have  any  subsidiaries.

4.9          STORIMIN'S  OPTIONS.  Other  than options to purchase common shares
             --------------------
of Storimin pursuant to Storimin's stock option plan which options shall be cancelled if not exercised prior to the Time of Closing, no Person has or at the Time of Closing will have any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, including convertible securities, warrants or convertible obligations of any nature for the purchase, subscription, allotment or issuance of any of the unissued shares or securities convertible into unissued shares in the capital of Storimin, other than the rights of the Vendors hereunder and the rights of the holders of the remaining securities of Web Dream to exchange such securities for securities of Storimin.

4.10          FINANCIAL  STATEMENTS.  Storimin  has furnished Web Dream with the
              ----------------------
annual audited consolidated financial statements of Storimin for the years ended March 31, 1999 and 1998, and the interim unaudited consolidated financial statements of Storimin for the interim periods ended June 30, 1999 and September 30, 1999 (collectively, the "Storimin Financial Statements"), copies of which are attached as Schedule C. Storimin's Financial Statements have been prepared in accordance with Generally Accepted Accounting Principles applied on a basis consistent with those of previous years, are true, complete and correct in all material respects and present fairly:

     (a) the assets and liabilities (whether accrued, absolute, contingent or otherwise) of and all claims against Storimin as at the respective dates of the statements; and
     (b) the financial position and condition of Storimin as at the respective dates of the statements.

The financial position of Storimin is now and will at the Time of Closing be at least as good as that shown by or reflected in Storimin's Financial Statements, except for expenses incurred in the normal course of business.

4.11          LIABILITIES.  Storimin  has no material liabilities or obligations
              ------------
except:

     (a) liabilities fully reflected or reserved against in Storimin's Financial Statements, including a contingent liability of approximately $90,000 alleged to be owing by Storimin and Pizay Investments Inc. to ProAm Explorations Corporation; and

     (b) liabilities contemplated by this Agreement and costs associated with the transactions contemplated hereby.

Except and to the extent reflected in Storimin's Financial Statements, Storimin is not now directly or indirectly liable upon or in respect to, or obligated in any other way to provide funds in respect of any contingent liabilities, including without limitation obligations to guarantee or assume any debt, dividend or other material liability or obligation of any Person (by discount, repurchase agreement or otherwise) except for endorsements made in the ordinary and regular course of business in connection with the deposit of items for collection.

4.12          TAXES.  For  all  periods  prior  to  the  date of this Agreement,
              ------

     (a) all federal, provincial and foreign tax returns and tax reports required to be filed by Storimin have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, and all of the foregoing are true, correct and complete;

     (b) all Taxes (including interest and penalties) due from Storimin have been fully paid or, adequate provisions made therefor; and

     (c) to the best knowledge of Storimin, no claim or liability is pending or has been assessed or asserted or threatened against Storimin in connection with any such Taxes, and Storimin knows of no basis for any such claim or liability.

4.13          LITIGATION,  COMPLIANCE  WITH  LAWS.
              ------------------------------------

(a) Storimin has complied in all significant respects with all applicable laws and orders, and all other requirements and rules of governmental authorities. Storimin is not presently subject to any court or administrative order, judgment, or decree. No suit, action, investigation, governmental proceeding, administrative proceeding or other litigation of any kind or nature to which Storimin may be a party is now pending, threatened or, to the knowledge of Storimin, contemplated, except as otherwise disclosed in the Proxy Circular and this Agreement.

(b) As contemplated in the Storimin Financial Statements and section 4.11, an action has been commenced against Storimin and Pizay Investments Inc. in the British Columbia Superior Court by ProAm Explorations Corporation. The parties are currently in settlement negotiations and an offer has been made to settle the action, the particulars of which have been previously disclosed to Web Dream.

4.14          SUBSEQUENT EVENTS.  Except as otherwise disclosed, contemplated or
              ------------------
permitted  by  this  Agreement,  since  the  Balance  Sheet  Date:

     (a) there has not been any material adverse change in the financial condition, business, business organization or personnel of Storimin;

     (b) there has not been any acquisition or retirement by Storimin of any of its capital stock or any dividend or other distribution declared, paid or made on or with respect to its capital stock;

     (c) there has not been any sale, mortgage, pledge or other disposition of any asset owned by Storimin;

     (d)  Storimin  has  not  merged or consolidated with any other corporation;

     (e) Storimin has not altered or amended its corporate charter or other instrument governing its corporate existence or powers, or by-laws (other than as described in the Proxy Circular); and

     (f) Storimin has not entered into, materially amended or terminated any material contract, agreement, franchise, permit or license.

4.15          BOOKS  AND  RECORDS.  All  accounts,  books,  ledgers  and  other
              --------------------
financial and accounting records of Storimin have been fully, properly and accurately kept and completed and are up-to-date and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. Storimin does not have any of its records, systems controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of Storimin. The books and records of Storimin fairly and correctly set out and disclose in all material respects, in accordance with Generally Accepted Accounting Principles and all applicable laws and regulations, the financial position of Storimin as at the date hereof and all material financial transactions relating to the business of Storimin have been accurately recorded in such books and records.

4.16          ASSETS.  Except as disclosed in the Storimin Financial Statements,
              -------
Storimin  has  no  material  assets.

4.17          LEASED  PREMISES.  Storimin is not a party to any lease, agreement
              -----------------
to lease or agreement in the nature of a lease, whether as lessor or lessee, respecting real property.

4.18          LEASES  OF  PERSONAL  PROPERTY.  Storimin  is  not  a party to any
              -------------------------------
lease, sublease, conditional sales contract, franchise, license or other agreement respecting personal property.

4.19          CONTRACTS.  Storimin  is  not  a party to or bound by any material
              ----------
contracts,  agreements,  engagements  or  commitments.

4.20          POWERS  OF  ATTORNEY.  There  are  no Persons holding a general or
              ---------------------
special  power  of  attorney  from  Storimin.

4.21          INSOLVENCY.  Storimin  is  not  insolvent, nor has it committed an
              -----------
act of bankruptcy, proposed a compromise or arrangement to its creditors generally, taken any proceeding with respect to a compromise or arrangement, taken any proceeding to have itself declared bankrupt or wound-up, taken any proceeding to have a receiver appointed over any part of its assets, had any encumbrancer or receiver take possession of any of its property, had an execution or distress become enforceable or levied upon any of its property or had any petition for a receiving order in bankruptcy filed against it.

4.22          PROXY  DISCLOSURE.  All  information  pertaining  to  Storimin
              ------------------
contained in the Proxy Circular is true, complete and correct in all material respects (as defined in the Securities Act (Ontario) and Securities Act (Alberta)), constitutes full, true and plain disclosure of all material facts, does not contain a misrepresentation and does not omit therefrom any material fact which is required to be stated or which is necessary to make the statements contained therein not false or misleading in the light of the circumstances in which they are made, and Storimin will promptly advise the Vendors of any such information in the Proxy Circular which deviates from the foregoing until the Closing.

                                   ARTICLE  5
                                   ----------

                              CONDITIONS PRECEDENT
                              --------------------

5.1          STORIMIN'S  CONDITIONS  PRECEDENT.  The  obligation  of Storimin to
             ----------------------------------
complete the purchase of the Purchased Shares hereunder shall be subject to the satisfaction of, or compliance with, at or before the Time of Closing, each of the following conditions precedent each of which is separate, is provided for the exclusive benefit of Storimin and may be waived by Storimin in accordance with Section 5.4:

     (a) all corporate, legal and regulatory proceedings, approvals and consents as are reasonably considered necessary by Storimin's solicitors shall have been taken or obtained to permit the consummation of the transactions contemplated herein;

     (b) Web Dream shall not have any material assets other than those relating to the Business and shall not have any material liabilities (whether or not absolute, contingent or otherwise) other than those liabilities incurred in the ordinary course of operation of the Business from and after the Web Dream Financial Statements;

     (c) all of the representations and warranties of the Vendors contained herein or in any certificate or other document delivered or given pursuant to this Agreement shall be true and correct and with the same effect as if made and as of the Time of Closing (except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted hereby or described in the Proxy Circular) and Storimin shall have received a certificate from each of the Vendors confirming, to the best of each of the Vendors knowledge, information and belief, the truth and correctness in all material respects of such representations and warranties (except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted hereby), provided that the receipt thereof and the closing of the transactions contemplated herein shall not constitute a waiver of the representations and warranties of the Vendors which are contained in this Agreement;

     (d) the Vendors shall have fulfilled and/or complied with all terms, conditions, covenants and agreements herein contained to be performed or caused to be performed by each of them, including, without limiting the generality of the foregoing, the covenants contained in Article 6 to the extent the same are to be performed at or prior to the Time of Closing and each of the Vendors shall have delivered a certificate executed by a senior officer to that effect, provided that the receipt thereof and the closing of the transactions contemplated herein shall not constitute a waiver of the covenants and agreements of the Vendors which are contained in this Agreement;

     (e) all documentation relating to the due authorization (including, without limitation, the due authorization by the directors and shareholders of the Vendors) and completion of the sale and purchase hereunder of the Purchased Shares and all actions and proceedings taken on or prior to the Time of Closing in connection with the performance by the Vendors of their obligations under this Agreement shall be satisfactory to Storimin and its counsel, both acting reasonably, and Storimin shall have received copies of all such documentation or other evidence as it may reasonably request in order to establish the consummation of the transactions contemplated hereby and the taking of all corporate proceedings in connection therewith in compliance with these conditions, in form (as to certification and otherwise) and substance satisfactory to Storimin, acting reasonably, and its counsel;

     (f) there shall have been no material adverse change in the business, affairs and conditions of Web Dream, whether financial or otherwise;

     (g) all Consents, licences, permits and certificates of any Persons (including securities regulatory bodies having jurisdiction) and all filings and notifications to any Persons required in connection with the completion of the transactions contemplated by this Agreement, the execution and delivery of this Agreement, the Closing or the performance of any of the terms and conditions hereof shall have been obtained on or before the Time of Closing;

     (h) Storimin shall have completed its investigation into the books, records and affairs of Web Dream and such investigation shall not have disclosed any matter which Storimin, acting reasonably, considers to be material to its decision to acquire the Purchased Shares;

     (i) the approval of the proposed acquisition involving the acquisition of all the Web Dream Shares (the "Proposed Acquisition"), the consolidation of the common shares of the Storimin and the change of name by the shareholders of the Storimin;

     (j) no adverse material change in the business, affairs, financial condition or operations of either Storimin or Web Dream shall occur between the date of the latest available financial statements for each of Storimin and Web Dream and the date of closing;

     (k) no act, action, suit or proceeding shall have been threatened or taken before or by any domestic or foreign court or tribunal or governmental agency or other regulatory authority or administrative agency or commission by any elected or appointed public official or private person (including, without limitation, any individual, corporation, firm, group or other entity) in Canada or elsewhere, whether or not having the force of law;

     (l) Web Dream will not have issued or acquired or committed itself to acquire any share in its capital;

     (m) Storimin shall have determined in its sole judgment that, since the announcement by Storimin of the proposed acquisition of the Web Dream Shares, Web Dream has not taken or proposed to take any action, or publicly disclosed that it intends to take any action, and Storimin shall not have otherwise learned of any previous action taken by Web Dream which had not been publicly disclosed prior to the announcement by Storimin of its intention to make the Proposed Acquisition, which, in the sole judgment of Storimin, might make it inadvisable for Storimin to proceed with the Proposed Acquisition, or that would be materially adverse to the business of Web Dream or to Storimin;
          including, without limiting the generality of the foregoing, any action with respect to any agreement, proposal, offer or understanding relating to any material sale, disposition or other dealing with any of the assets or contracts of Web Dream, any issue of shares, options or other securities of Web Dream to any person other than a wholly-owned subsidiary of Web Dream, any material acquisition from a third party of assets or securities by Web Dream, or any amalgamation, statutory arrangement, capital reorganization, merger, business combination or similar transaction involving Web Dream, or any material capital expenditure not in the ordinary course of business;

     (n) Storimin shall have determined in its sole judgment that: (i) no material right, franchise or licence of Web Dream has been or may be impaired (which impairment has not been cured or waived) or otherwise adversely affected, whether as a result of the Proposed Acquisition or otherwise which might make it inadvisable for Storimin to proceed with the Proposed Acquisition, and (ii) no covenant, term or condition of any instruments or agreements of Web Dream exists which might make it inadvisable for the Storimin to proceed with the Proposed Acquisition (including without limitation, any default, acceleration or other adverse event that may ensue as a result of the Proposed Acquisition);

     (o) all of the outstanding Web Dream Shares shall have been properly tendered to Storimin;

     (p) Storimin shall have completed to its satisfaction its due diligence investigation of Web Dream, including satisfactory investigation of the $2,000,000 action commenced against Web Dream as disclosed in the Proxy Circular, and the Vendors shall have completed to their satisfaction their due diligence investigation of Storimin;

     (q) transitional arrangements between Storimin and its directors, officers and employees shall have been resolved to the satisfaction of both Storimin and Web Dream, each acting reasonably;

     (r) there shall not have occurred, developed or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any law, regulation, action, government regulation, enquiry or other occurrence of any nature whatsoever which, in the sole judgment of Storimin, materially adversely affects or involves, or may materially adversely affect or involve, the financial markets in Canada or elsewhere generally, or the financial condition, business, operations, assets, affairs or prospects of Web Dream to Storimin; and

     (s) the Vendors shall have executed and delivered such conveyances, assurances, assignments, transfers and other instruments of conveyance necessary or reasonably required effectively to transfer the Purchased Shares to Storimin with a good marketable title free and clear of all Encumbrances of any kind whatsoever.

5.2          VENDORS'  CONDITIONS  PRECEDENT.  The obligations of the Vendors to
             --------------------------------
complete the sale of the Purchased Shares hereunder shall be subject to the satisfaction of, or compliance with, at or before the Time of Closing, each of the following conditions precedent each of which is separate, is provided for the exclusive benefit of the Vendors and may be waived by the Vendors in accordance with Section 5.5:

     (a) all corporate, legal and regulatory proceedings, approvals and consents as are reasonably considered necessary by the Vendors' solicitors shall have been taken or obtained to permit the consummation of the transactions contemplated herein;

     (b) all of the representations and warranties of Storimin contained herein or in any certificate or other document delivered or given pursuant to this Agreement shall be true and correct and with the same effect as if made and as of the Time of Closing (except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted hereby or described in the Proxy Circular) and the Vendors shall have received a certificate from an officer of Storimin confirming, to the best of his knowledge, information and belief, the truth and correctness in all material respects of such representations and warranties (except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted hereby), provided that the receipt thereof and the closing of the transactions contemplated herein shall not constitute a waiver of the representations and warranties of Storimin which are contained in this Agreement;

     (c) Storimin shall have fulfilled and/or complied with all terms, conditions, covenants and agreements herein contained to be performed or caused to be performed by it, including, without limiting the generality of the foregoing, its covenants contained in Article 7 to the extent the same are to be performed at or prior to the Time of Closing and Storimin shall have delivered a certificate executed by a senior officer to that effect, provided that the receipt thereof and the closing of the transactions contemplated herein shall not constitute a waiver of the covenants and agreements of Storimin which are contained in this Agreement;

     (d) all documentation relating to the due authorization (including, without limitation, the due authorization by the directors and shareholders of Storimin) and completion of the sale and purchase hereunder of the Purchased Shares and all actions and proceedings taken on or prior to the Time of Closing in connection with the performance by Storimin of its obligations under this Agreement shall be satisfactory to the Vendors and their counsel, acting reasonably, and the Vendors shall have received copies of all such documentation or other evidence as they may reasonably request in order to establish the consummation of the transaction contemplated hereby and the taking of all corporate proceedings in connection therewith in compliance with these conditions, in form (as to certification and otherwise) and substance satisfactory to the Vendors, acting reasonably, and their counsel;

     (e) there shall have been no material adverse change in the business, affairs and conditions of Storimin, whether financial or otherwise;

     (f) all Consents, licences, permits and certificates of any Persons (including securities regulatory bodies having jurisdiction) and all filings and notifications to any Persons required in connection with the completion of the transactions contemplated by this Agreement, the execution and delivery of this Agreement, the Closing or the performance of any of the terms and conditions hereof shall have been obtained on or before the Time of Closing;

     (g) other than disclosed in the Storimin Financial Statements, Storimin shall not have any material assets and shall not have any material liabilities (whether or not absolute contingent or otherwise) other than those liabilities incurred in the ordinary course of operation of its business from and after the Storimin Financial Statements; and

     (h) the Vendors shall have completed their investigation into the books, records and affairs of Storimin and such investigation shall not have disclosed any matter which the Vendors, acting reasonably, consider to be material to their decision to sell the Purchased Shares.

5.3          CONDITIONS  TO  THE OBLIGATIONS OF ALL PARTIES.  The obligations of
             -----------------------------------------------
all parties to complete the transactions contemplated herein shall be subject to the satisfaction of, or compliance with, at or before the Time of Closing, each of the following, each of which is a true condition precedent and may not be waived:

     (a) the Ontario and Alberta Securities Commissions shall not have objected to any of the transactions contemplated hereby;

     (b) the shareholders of Storimin shall have approved the transactions contemplated hereby;

     (c) no action or proceeding, at law or in equity, and no investigation shall be pending or threatened by any Person to restrain, restrict or prohibit or materially adversely affect the consummation of any of the transactions contemplated hereby, or the right of Storimin or Web Dream to carry on the Business in the same manner as it has been carried on in the past; and

     (d) all of the matters to be considered by the shareholders of Storimin set out in the Proxy Circular shall have been approved by such shareholders.

5.4          NON-FULFILMENT  OF  STORIMIN'S  CONDITIONS.  In  case  any  of  the
             -------------------------------------------
conditions set forth in Section 5.1 shall not be satisfied or complied with at or before the Time of Closing, Storimin may:

     (a) refuse to complete the transactions contemplated herein by notice to the Vendors, and in such event Storimin shall be released from all its obligations hereunder, it being expressly understood and agreed that Storimin may thereafter pursue any rights or remedies which it may have at law or in equity arising from the breach or default of any of the Vendors, including any claim for breach of representation, warranty or covenant hereunder (provided that any claims for losses shall be limited to the claimant's direct out-of-pocket costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby), or

     (b) complete the transactions contemplated herein, it being expressly understood and agreed that Storimin may rely, notwithstanding such completion, upon any representations, warranties or covenants and conditions contained in this Agreement;

provided that any of such conditions may be waived in whole or in part, any such waiver to be binding on Storimin only if the same is in writing. No waiver by Storimin of a condition, in whole or in part, shall operate as a waiver of any other condition or part of a condition.

5.5          NON-FULFILMENT  OF  VENDORS'  CONDITIONS.  In  case  any  of  the
             -----------------------------------------
conditions set forth in Section 5.2 shall not be satisfied or complied with at or before the Time of Closing, the Vendors may:

     (a) refuse to complete the transactions contemplated herein by notice to Storimin, and in such event the Vendors shall be released from all their obligations hereunder, it being expressly understood and agreed that the Vendors may thereafter pursue any rights or remedies which they may have at law or in equity arising from the breach or default of Storimin, including any claim for breach of representation, warranty or covenant hereunder (provided that any claims for losses shall be limited to the claimant's direct out-of-pocket costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby), or

     (b) complete the transactions contemplated herein, it being expressly understood and agreed that the Vendors may rely, notwithstanding such completion, upon any representations, warranties or covenants and conditions contained in this Agreement;

provided that any of such conditions may be waived in whole or in part, any such waiver to be binding on the Vendors only if the same is in writing. No waiver by the Vendors of a condition, in whole or in part, shall operate as a waiver of any other condition or part of a condition.

                                   ARTICLE  6
                                   ----------
                         OTHER COVENANTS OF THE VENDORS
                         ------------------------------

6.1          INTERIM  PERIOD.  During  the  Interim  Period,  the Vendors shall,
             ----------------
except  as  otherwise  herein  contemplated,  cause  Web  Dream:

     (a) to conduct the Business in, and only in, the ordinary and normal course thereof in substantially the same manner as heretofore conducted and to preserve intact the Assets, the Business, the present business organization and the clients and customers connected therewith and keep available the services of its present officers and employees and others having business dealings with it to the end that its goodwill and business shall be maintained;

     (b) not to, without the prior written consent of Storimin, enter into any transaction, undertake any action or refrain from taking any action which, if had been effected or had occurred before the date of this Agreement, would constitute a breach of the representations, warranties, or agreements of the Vendors contained herein (provided that Web Dream shall be entitled to enter into agreements and arrangements and otherwise carry out Web Dream's business plan and marketing strategy);

     (c)  to  comply  with  all  laws  affecting  the operation of the Business;

     (d) not to create, assume or incur any debt or liability (contingent or otherwise) outside of the ordinary course of the Business;

     (e) not knowingly take or cause to be taken any steps, directly or indirectly which may in any way adversely affect the completion of the transactions contemplated herein;

     (f)  not  to  cancel  or  waive  any  material  claim  or  right;

     (g) not to sell, lease or otherwise dispose of any of the Assets, other than in the ordinary course of business;

     (h) to pay, satisfy and discharge its obligations and liabilities in the ordinary course of business;

     (i) not to declare, pay or authorize any dividends or make or authorize any distributions or repayments of capital in respect of its outstanding shares;

     (j)  not  to  amend  its  constating  documents  or  by-laws;

     (k) to disclose or cause to be disclosed to Storimin in writing, forthwith upon occurrence, any material change or change in a material fact or new material fact (within the meaning of the securities legislation of Ontario and Alberta and/or applicable national policies of securities administrators in relation to the condition, affairs or operations of Web Dream);

     (l) not to solicit, initiate or encourage or cause to be solicited, initiated or encouraged submissions of proposals or offers from any other Person, relating to, or facilitate or encourage or cause to be facilitated or encouraged any effort or attempt with respect to any Extraordinary Business Combination involving Web Dream and any other party (other than Storimin). Each of the Vendors will not participate in any negotiations regarding, or (except as required by law) furnish to any other Person, any information with respect to, or otherwise co-operate in any way with, or assist or participate in any Extraordinary Business Combination. If any of the Vendors receives any such enquiry or proposal, it will promptly notify Storimin in writing of all relevant details relating thereto;

     (m)  not  to  agree, whether or not in writing, to do any of the foregoing;
          and

     (n) not to issue any additional securities without the prior consent of Storimin.

6.2          DISCLOSURE BY WEB DREAM AND THE VENDORS.  Web Dream and the Vendors
             ----------------------------------------
agree to make or cause to be made full disclose to Storimin of the financial position and condition, business, operations, assets and liabilities of Web Dream and the Business and of such other matters or information as may be material or relevant to the transactions contemplated herein. Web Dream and the Vendors agree to cause Web Dream to permit Storimin and its employees, agents, counsel and accountants or other representatives, between the date hereof and the Time of Closing, to have free and unrestricted access during normal business hours to the books, accounts, records and other data and documents of Web Dream (including, without limitation, all corporate, accounting and tax records of Web Dream) and to the Assets and premises of Web Dream and to have access to and consultation with Web Dream's advisors, and to furnish to Storimin such financial and operating data and other information with respect to the Business, the Assets and Web Dream as Storimin shall from time to time reasonably request to enable confirmation of the matters warranted in Article 3A hereof and to enable Storimin to familiarize itself with Web Dream, the Business and the Assets. No investigations made by or on behalf of Storimin at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation or warranty made by the Vendors herein or pursuant hereto.

6.3          WEB  DREAM AND THE VENDORS TO USE BEST EFFORTS.   Web Dream and the
             -----------------------------------------------
Vendors hereby agree to take all such actions as are within their power to control and to use their respective best efforts to cause other actions to be taken which are not within their power to control, so as to ensure compliance with any conditions set forth in Article 5 hereof which are for the benefit of Storimin.

6.4          EXTRAORDINARY  BUSINESS  COMBINATIONS.  The Vendors hereby covenant
             --------------------------------------
and agree to instruct their and Web Dream's advisors and representatives not to take or refrain from taking and (subject to their fiduciary duties) Web Dream's directors and senior officers not to take or to refrain from taking, any action which, if taken or not taken by Web Dream would contravene subsection 6.1(1).

                                    ARTICLE 7
                                    ---------

                           OTHER COVENANTS OF STORIMIN
                           ---------------------------

7.1          INTERIM  PERIOD.  During the Interim Period, Storimin shall, except
             ----------------
as  otherwise  herein  contemplated:

     (a) not, without the prior written consent of the Vendors, enter into any transaction, undertake any action or refrain from taking any action which, if had been effected or had occurred before the date of this Agreement, would constitute a breach of the representations, warranties, or agreements of Storimin contained herein;

     (b)  comply  with  all  laws  affecting  the  operation  of  its  business;

     (c) not create, assume or incur any debt or liability (contingent or otherwise);

     (d) not knowingly take or cause to be taken any steps, directly or indirectly which may in any way adversely affect the completion of the transactions contemplated herein;

     (e)  not  cancel  or  waive  any  material  claim  or  right;

     (f) pay, satisfy and discharge its obligations and liabilities in the ordinary course of business;

     (g) not declare, pay or authorize any dividends or make or authorize any distributions or repayments of capital in respect of its outstanding shares;

     (h) not amend its constating documents or by-laws other than in the manner described in the Proxy Circular;

     (i) not issue, authorize or propose the issuance of, or purchase or propose the purchase of, any of its shares or securities;

     (j)  not  incur  or  authorize  any  expenditure  of  any  nature;

     (k) disclose or cause to be disclosed to the Vendors in writing, forthwith upon occurrence, any material change or change in a material fact or new material fact (within the meaning of the securities legislation of Ontario and/or applicable national policies of securities administrators) in relation to the condition, affairs or operations of Storimin;

     (l) not solicit, initiate or encourage or cause to be solicited, initiated or encouraged submissions of proposals or offers from any other Person, relating to, or facilitate or encourage or cause to be facilitated or encouraged any effort or attempt with respect to any Extraordinary Business Combination involving Storimin and any other party (other than the Vendors and other security holders of the Web Dream). Storimin will not participate in any negotiations regarding, or (except as required by law) furnish to any other Person, any information with respect to, or otherwise co-operate in any way with, or assist or participate in any Extraordinary Business Combination. If Storimin receives any such enquiry or proposal, it will promptly notify the Vendors in writing of all relevant details relating thereto; and

     (m)  not  agree,  whether  or  not  in writing, to do any of the foregoing.

7.2          STORIMIN  TO  USE  BEST  EFFORTS.
             ---------------------------------

     (a) Storimin hereby agrees to take all such actions as are within its power to control and to use its best efforts to cause other actions to be taken which are not within its power to control, so as to ensure compliance with any conditions set forth in Article 5 hereof which are for the benefit of the Vendors.

     (b) After Closing, Storimin hereby agrees to use its reasonable best efforts to obtain a quotation for the Shares on the Canadian Dealing Network Inc. or a listing for the Shares on the Montreal Exchange.

7.3          DISCLOSURE  BY  STORIMIN.  Storimin  agrees  to make or cause to be
             -------------------------
made full disclosure to Web Dream and the Vendors of the financial position and condition, business, operations, assets and liabilities of Storimin and of such other matters or information as may be material to the transactions contemplated herein. Storimin agrees to permit Web Dream and its employees, agents, counsel and accountants or other representatives, between the date hereof and the Time of Closing, to have free and unrestricted access during normal business hours to the books, accounts, records and other data and documents of Storimin (including, without limitation, all corporate, accounting and tax records of Storimin) and the assets of Storimin and to furnish to Web Dream such financial and operating data and other information with respect to Storimin and its assets as Web Dream shall from time to time reasonably request and to enable Web Dream to familiarize itself with Storimin and its assets. No investigations made by or no behalf of the Vendors or Web Dream at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation or warranty made by Storimin herein or pursuant hereto.

7.4          FILINGS  AND  AUTHORIZATIONS.  Storimin,  as  promptly  and  as
             -----------------------------
practicable after the execution thereof, (i) will make, or cause to be made, all such filings and submissions under laws, rules and regulations applicable to it, as may be required for it to consummate the purchase and sale of the Purchased Shares in accordance with the terms of this Agreement; (ii) will use all reasonable efforts to obtain, or cause to be obtained, all authorizations, approvals, consents and waivers from all Persons and governmental authorities necessary or advisable to be obtained by it in order to consummate such transfer; and (iii) will use all reasonable efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for it to fulfil its obligations hereunder. Storimin will co-ordinate and co-operate with the Vendors and Web Dream in exchanging such information and supplying such reasonable assistance as may be reasonably requested by the Vendors and Web Dream in connection with the foregoing.

                                    ARTICLE 8
                                    ---------

                           SURVIVAL OF REPRESENTATIONS
                           ---------------------------
                         AND WARRANTIES; INDEMNIFICATION
                         -------------------------------

8.1          SURVIVAL.  All  covenants,  representations  and  warranties  made
             ---------
herein or in any agreement, certificate or other document delivered or given pursuant to this Agreement (other than those which are expressly waived in writing as part of the Closing herein) shall survive the execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement and, notwithstanding such completion or any investigation made by or on behalf of the Party to whom or in whose favour such covenants, representations and warranties were made, shall continue in full force and effect for the respective benefit of Storimin and the Vendors, as the case may be, for a period of two years following the Closing Date, after which period the respective Parties shall be released from their respective obligations and liabilities hereunder, except in respect of claims made in writing prior to expiry of such period, provided that:

     (a) all covenants, representations and warranties relating to Taxes, tax liability or other tax matters for any period ending prior to or on the Closing Date shall survive the Closing for any period during which any taxing authority may make any claim or assessment based on any return filed or failed to be filed plus a period of six months, after which period Storimin and the Vendors shall be released from their respective obligations and liabilities hereunder, except in respect of claims made in writing prior to the expiry of such period;

     (b) any claim based on or with respect to the inaccuracy or non-performance or non-fulfilment or breach of any representation, warranty or covenant of a Party respecting Taxes, tax liability or other tax matters set out herein may be brought by Storimin or the Vendors, as the case may be, at any time, if such claim is based upon any failure or omission to file a return or any misrepresentation made or fraud committed in filing a return or in supplying information under any legislation pursuant to which a Tax is imposed;

     (c) any claim based upon any misrepresentation, or breach or inaccuracy in any of the representations and warranties of a Party set out herein may be brought against such Party at any time if such Party knew of such misrepresentation, breach or inaccuracy at the time such representation or warranty was made by such Party; and

     (d) any claim based upon a defect in title of or the inability of theVendors to sell all or any of the Purchased Shares may be brought by Storimin at any time.

8.2          INDEMNIFICATION  BY  WEB DREAM AND THE VENDORS.  Web Dream and each
             -----------------------------------------------
of the Vendors jointly and severally agree to indemnify and save Storimin and its shareholders, directors, officers, employees, agents and representatives (and Storimin shall be deemed to be a trustee and agent with respect thereto) harmless of and from any liability, obligation, cost, expenses, damage or loss whatsoever arising out of, under, or pursuant to:

     (a) any incorrectness in, or breach of, or default under, any representation or warranty or covenant of such Vendor given to Storimin hereunder or in any certificate or other document delivered by such Vendor pursuant hereto, subject, to the extent applicable, to the limitations set forth in Section 8.1 with respect thereto;

     (b) any assessment for Taxes, interest and/or penalties of or relating to Web Dream, subject, to the extent applicable, to the limitations set forth in Section 8.1 with respect thereto;

     (c) all claims, demands, suits, causes of action, proceedings, judgments, costs and expenses or other liabilities of any kind whatsoever in respect of the foregoing, including reasonable legal fees and disbursements in connection with the foregoing; and

     (d) the nonfulfillment of any condition contained herein for which it is solely responsible (excluding therefrom the conditions precedent contained in Section 5.3 except to the extent such condition(s) are not met by reason of its default).

8.3          INDEMNIFICATION BY STORIMIN.  Storimin agrees to indemnify and save
             ----------------------------
the Vendors, their respective shareholders, directors, officers, employees, agents and representatives (and the Vendors shall be deemed to be a trustee and agent with respect thereto) harmless of and from any liability, obligation, cost, expense, damage or loss whatsoever arising out of, under, or pursuant to:

     (a) any incorrectness in, or breach of, or default under, any representation, warranty or covenant of Storimin given to the Vendors hereunder or in any certificate or other document delivered by Storimin pursuant hereto, subject to the limitations set forth in
          Section  8.1  with  respect  thereto;

     (b) any assessment for Taxes, interest and/or penalties of or relating to Storimin, subject, to the extent applicable, to the limitations set forth in Section 8.1 with respect thereto;

     (c) all claims, demands, suits, causes of action, proceedings, judgments, costs and expenses or other liabilities of any kind whatsoever in respect of the foregoing, including reasonable legal fees and disbursements in connection with the foregoing; and

     (d) the nonfulfillment of any condition contained herein for which it is solely responsible (excluding therefrom the conditions precedent contained in Section 5.3 except to the extent such condition(s) are not met by reason of its default).

8.4          INDEMNIFICATION  PROCEEDINGS.
             -----------------------------

     (a) Any Party seeking indemnification under this Article Eight (the "indemnified party") shall forthwith notify the Party against whom a claim for indemnification is sought hereunder (the "indemnifying party") in writing, which notice shall specify, in reasonable detail, the nature and estimated amount of the claim. If a claim by a third party is made against an indemnified party, and if the indemnified party intends to seek indemnity with respect thereto under this Article Eight, the indemnified party shall promptly (and in any case within 30 days of such claim being made) notify the indemnifying party of such with reasonable particulars. The indemnifying party shall have 30 days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing and at its expense, the settlement or defense thereof, and the indemnified party shall co-operate with it in connection therewith; provided, however, that with respect to settlements entered into by the indemnifying party
(i) the consent of the indemnified party shall be required if the settlement provides for equitable relief against the indemnified party, which consent shall not be unreasonably withheld or delayed; and (ii) the indemnifying party shall obtain the release of the indemnified party. If the indemnifying party undertakes, conducts and controls the settlement or defense of such claim (i) the indemnifying party shall permit the indemnified party to participate in such settlement or defense through counsel chosen by the indemnified party, and (ii) the indemnifying party shall promptly reimburse the indemnified party for the full amount of any loss resulting from any claim and all related expenses (other than the fees and expenses of counsel as aforesaid) incurred by the indemnified party. The indemnified party shall not pay or settle any claim so long as the indemnifying party is reasonably contesting any such claim in good faith on a timely basis. Notwithstanding the two immediately preceding sentences, the indemnified party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the indemnifying party.

     (b) With respect to third party claims, if the indemnifying party does not notify the indemnified party within 30 days after the receipt of the indemnified party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the indemnified party shall have the right, but not the obligation, to contest, settle or compromise the claim in the exercise of its reasonable judgment at the expense of the indemnifying party.

     (c) In the event of any claim by a third party against an indemnified party, the defense of which is being undertaken and controlled by the indemnifying party, the indemnified party will use all reasonable efforts to make available to the indemnifying party those employees whose assistance, testimony or presence is necessary to assist the indemnifying party in evaluating and in defending any such claims; provided that the indemnifying party shall be responsible for the expense associated with any employees made available by the indemnified party to the indemnifying party hereunder, which expense shall be equal to an amount to be mutually agreed upon per person per hour or per day for each day or portion thereof that such employees are assisting the indemnifying party and which expenses shall not exceed the actual cost to the indemnified party associated with such employees.

     (d) With respect to third party claims, the indemnified party shall make available to the indemnifying party or its representatives on a timely basis all documents, records and other materials in the possession of the indemnified party, at the expense of the indemnifying party, reasonably required by the indemnifying party for its use in defending any claim and shall otherwise co-operate on a timely basis with the indemnifying party in the defence of such claim.

8.5          LIMITATION OF LOSSES.   No claim for indemnity under this Article 8
             ---------------------
may be made for loss of profits or consequential losses or damages, it being the intention of the Parties to limit such claims to direct liabilities, obligations, costs, expenses, damages or losses suffered as a result of any breach, default or non-fulfilment contemplated by Sections 8.2 and 8.3.

                                   ARTICLE IX
                                  -----------

                      CLOSING ARRANGEMENTS AND TERMINATION.
                      -------------------------------------

9.1          CLOSING.  The  Closing  of  the  purchase and sale of the Purchased
             --------
Shares shall take place at the Time of Closing on the Closing Date at the Offices of Storimin, Suite 1800, 8 King Street East, Toronto, or at such other place and/or time as the Parties may mutually agree upon.

9.2          CLOSING  DELIVERY.  At  the  Time  of  Closing,  the  Vendors shall
             ------------------
deliver  to  Storimin:

     (a) certificates representing the Purchased Shares duly endorsed in blank for transfer;

     (b) the certificates referred to in Subsection 5.1(c) together with the documentation referred to in Subsection 5.1(e); and

     (c) all other assurances, transfers, assignments, consents, legal opinions and other documents as Storimin's solicitors consider reasonably necessary or desirable to validly and effectively complete the transactions contemplated hereby, and upon the fulfilment of the foregoing provisions of this Section 9.2, Storimin shall deliver to the Vendors:

     (d) the certificate referred to in Subsection 5.2(b) together with the documentation referred to in Subsection 5.2(d);

     (e) certificates representing the Shares registered in the respective names of the Vendors in the amounts necessary to satisfy the Purchase Price; and

     (f) all other assurances, transfers, assignments, consents, legal opinions and other documents as the Vendors's solicitors consider reasonably necessary or desirable to validly and effectively complete the transactions contemplated hereby.

9.3          CONDITIONS  PRECEDENT.  Without  limiting  the  generality  of  the
             ----------------------
provisions of this Agreement, all conditions precedent to Storimin's obligations and the conditions precedent to the Vendors' obligations provided for in Article 5 of this Agreement, must be satisfied on or before the Time of Closing.

                                   ARTICLE 10
                                  -----------

                                  MISCELLANEOUS
                                  -------------

10.1          PUBLICITY.  Except as is required by law or by any stock exchange,
              ----------
none of the Parties shall issue any press release or make any other public statement or announcement relating to or connected with or arising out of this Agreement or the matters contained herein without obtaining the prior written approval of the other parties, which approval shall not be unreasonably withheld.

10.2          KNOWLEDGE  OF  PARTIES.  Where  any  representation  or  warranty
              -----------------------
contained in this Agreement is expressly qualified by reference to the knowledge of a Party, it shall be deemed to refer to the knowledge of such Party and such Party shall confirm that it has made due and diligent inquiry of such Persons (including without limitation appropriate officers of such Party) as it considers necessary as to the matters that are the subject of such representations and warranties.

10.3          FURTHER  ASSURANCES.  To  the extent reasonably practicable in the
              --------------------
circumstances or permitted by law each of the Parties upon the request of the other shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, and assurances as may be reasonably necessary or desirable to effect complete consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of the Vendors covenants and agrees to execute and deliver such documents, make such filings and do all such things as are required by, and to comply with the provisions of the Securities Act (Ontario) and the Securities Act (Alberta) and any other applicable securities legislation and any orders, policies, rules or regulations of the Ontario and Alberta Securities Commissions or other relevant regulatory authorities concerning the issuance by Storimin and the acquisition, holding and resale by the Vendors of the Shares.

10.4          TIME.   Time  shall  be  of  the  essence  hereof.
              -----

10.5          SUCCESSORS  IN INTEREST.  This Agreement and the provisions hereof
              ------------------------
shall enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

10.6          NOTICES.  Any  notice, document or other communication required or
              --------
permitted by this Agreement to be given by a party hereto shall be in writing and is sufficiently given if delivered personally, or if sent by prepaid ordinary mail posted in Canada to such party at the last known address provided to Web Dream. Notice so mailed shall be deemed to have been given on the third business day after deposit in a post office or public letterbox. Neither party shall mail any notice, request or other communication hereunder during any period in which Canadian postal workers are on strike or if such strike is imminent and may reasonably be anticipated to affect the normal delivery of mail. Any Party may from time to time notify the others in the manner provided herein of any change of address which thereafter, until changed by like notice, shall be the address of such party for all purposes hereof.

10.7          EXPENSES.  Each  of  Storimin,  Web Dream and the Vendors will pay
              ---------
for their respective costs and expenses (including without limitation, the fees and disbursements of legal counsel, investment advisers and auditors) incurred pursuant to this Agreement.

10.8          ASSIGNMENT.  This  Agreement  may  not  be assigned by the Vendors
              -----------
without the prior written consent of Storimin which consent will not be unreasonably withheld. This Agreement may not be assigned by Storimin without the prior written consent of the Vendors.

10.9          EXECUTION  IN COUNTERPARTS.  This Agreement may be executed by the
              ---------------------------
parties hereto in separate counterparts or duplicates each of which when so executed and delivered shall be an original, but all such counterparts or duplicates shall together constitute one and the same instrument.

10.10          AMENDMENTS. No supplement, modification, waiver or termination of
               -----------
this Agreement shall be binding unless executed in writing by the Party to be bound thereby.

10.11          WAIVER.  No delay or failure of any party in exercising any right
               -------
or remedy hereunder and no partial exercise of any such right or remedy shall be deemed to constitute a waiver of such right or remedy or any other rights or remedies of such party hereunder. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Any consent by a party to or any waiver by a Party of any breach of any provision of this Agreement shall not constitute a consent to or waiver of any subsequent, further or other breach of the provisions of this Agreement.

10.12          GOVERNING  LAW.  This  Agreement shall be construed in accordance
               ---------------
with the laws of the Province of Ontario and in respect thereof, all parties hereto hereby irrevocably attorn to the jurisdiction of the courts of the Province of Ontario.

10.14          THIRD PARTY BENEFICIARIES. Each Party intends that this Agreement
               --------------------------
or any agreement entered into pursuant to this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person, other than the Parties, and no Person, other than the Parties, shall be entitled to rely on the provisions hereof or any agreement entered into pursuant hereto in any action, proceeding, hearing, or other forum.

10.15          INVALIDITY  OF PROVISIONS.  The invalidity or unenforceability of
               --------------------------
any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof and any such invalid or unenforceable provisions shall be timed to be severable.

10.16          COUNTERPARTS.      This  Agreement may be signed counterparts and
               -------------
each such counterpart shall constitute an original document and such counterparts taken together, shall constitute one and the same instrument.

10.17          FACSIMILE  TRANSMISSION.  The  parties  hereto  agree  that  the
               ------------------------
Agreement and all closing documents may be executed and delivered by facsimile transmission which shall be binding upon the parties and that original executed copies of the Agreement and all closing documents shall be circulated for signature forthwith after Closing.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   STORIMIN  RESOURCES  LIMITED


                                   Per:  ________________________________


                                   WEB  DREAM  INC.


                                   Per:  ________________________________

SIGNED,  SEALED  AND  DELIVERED    )
     in  the  presence  of         )      /s/ LEX  VAN  AREM
                                   )     ------------------------------
                                   )          LEX  VAN  AREM
                                   )
                                   )      /s/ ANTHONY  KORCULANIC
                                   )     ------------------------------
                                   )          ANTHONY  KORCULANIC
                                   )

                                   )      /s/ FLORIS  VERSTEEG
                                   )     ------------------------------
                                   )          FLORIS  VERSTEEG
                                   )
                                   )      /s/ JOHANNES  VAN  AREM
                                   )     ------------------------------
                                   )          JOHANNES  VAN  AREM
                                   )
                                   )      /s/ NICK  LAROCHE
                                   )     ------------------------------
                                   )          NICK  LAROCHE
                                   )
                                   )      /s/ BILL  BLACKSTOCK
                                   )     ------------------------------
                                   )          BILL  BLACKSTOCK
                                   )
                                   )      /s/ PHILIP  ARCAND
                                   )     ------------------------------
                                   )          PHILIP  ARCAND
                                   )
                                   )      /s/ DANNY  SAA
                                   )     ------------------------------
                                   )          DANNY  SAA
                                   )
                                   )      /s/ CRAIG  VINCENT
                                   )     ------------------------------
                                   )          CRAIG  VINCENT
                                   )
                                   )      /s/ RICHARD  ATTIA
                                   )     ------------------------------
                                   )          RICHARD  ATTIA
                                   )
                                   )      /s/ ROD  PASIC
                                   )     ------------------------------
                                   )          ROD  PASIC
                                   )
                                   )      /s/ EDWARD  AYOUB
                                   )     ------------------------------
                                   )          EDWARD  AYOUB
                                   )
                                   )      /s/ ALEKSANDRA  FILIPOVIC
                                   )     ------------------------------
                                   )          ALEKSANDRA  FILIPOVIC
                                   )
                                   )      /s/ YUN  PENG
                                   )     ------------------------------
                                   )          YUN  PENG
                                   )
                                   )      /s/ ANNA  GALKINA
                                   )     ------------------------------
                                   )          ANNA  GALKINA
                                   )
                                   )      /s/ IVANA  MOLNAR
                                   )     ------------------------------
                                   )          IVANA  MOLNAR
                                   )

                                   )      /s/ MARINA  ZUBKOV
                                   )     ------------------------------
                                   )          MARINA  ZUBKOV
                                   )
                                   )      /s/ GALINA  FTOMOVICH
                                   )     ------------------------------
                                   )          GALINA  FTOMOVICH
                                   )
                                   )      /s/ FRANK  FERREIRA
                                   )     ------------------------------
                                   )          FRANK  FERREIRA
                                   )
                                   )      /s/ DIANA  CARTER
                                   )     ------------------------------
                                   )          DIANA  CARTER
                                   )
                                   )      /s/ COLEEN  SHANNON
                                   )     ------------------------------
                                   )          COLEEN  SHANNON
                                   )
                                   )      /s/ DIANE  HIGGINS
                                   )     ------------------------------
                                   )          DIANE  HIGGINS
                                   )
                                   )      /s/ KONAN  COOK
                                   )     ------------------------------
                                   )          KONAN  COOK
                                   )
                                   )      /s/ JOSEPH  VIVIAN
                                   )     ------------------------------
                                   )          JOSEPH  VIVIAN
                                   )
                                   )      /s/ LOGAN  DRAKE
                                   )     ------------------------------
                                   )          LOGAN  DRAKE
                                   )
                                   )      /s/ KYLA  WATSON
                                   )     ------------------------------
                                   )          KYLA  WATSON
                                   )
                                   )      /s/ GISELLA  PERALTA
                                   )     ------------------------------
                                   )          GISELLA  PERALTA
                                   )
                                   )      /s/ CAROLINA  LUCERO
                                   )     ------------------------------
                                   )          CAROLINA  LUCERO
                                   )
                                   )      /s/ PAULA  PEDDLE
                                   )     ------------------------------
                                   )          PAULA  PEDDLE
                                   )
                                   )      /s/ SCOTT  OLIVER
                                   )     ------------------------------
                                   )          SCOTT  OLIVER
                                   )

                                   )      /s/ WAYNE  MALYNYK
                                   )     ------------------------------
                                   )          WAYNE  MALYNYK
                                   )
                                   )      /s/ CHAD  EUGENE
                                   )     ------------------------------
                                   )          CHAD  EUGENE
                                   )
                                   )      /s/ DION  DUPORTE
                                   )     ------------------------------
                                   )          DION  DUPORTE
                                   )
                                   )      /s/ RICHARD  DUBRICK
                                   )     ------------------------------
                                   )          RICHARD  DUBRICK
                                   )
                                   )      /s/ NATASHA  BRIEN
                                   )     ------------------------------
                                   )          NATASHA  BRIEN
                                   )
                                   )      /s/ STACY  USHER
                                   )     ------------------------------
                                   )          STACY  USHER
                                   )
                                   )      /s/ JAN  HARPES
                                   )     ------------------------------
                                   )          JAN  HARPES
                                   )
                                   )      /s/ LARRY  MURRAY
                                   )     ------------------------------
                                   )          LARRY  MURRAY
                                   )
                                   )      /s/ JORGE  RIBEIRO
                                   )     ------------------------------
                                   )          JORGE  RIBEIRO
                                   )
                                   )      /s/ SANDRA  SANTOS
                                   )     ------------------------------
                                   )          SANDRA  SANTOS
                                   )
                                   )      /s/ DIANE  HUGH
                                   )     ------------------------------
                                   )          DIANE  HUGH
                                   )
                                   )      /s/ AUTUMN  CARTER
                                   )     ------------------------------
                                   )          AUTUMN  CARTER
                                   )
                                   )      /s/ NICOLAI  ROBERTS
                                   )     ------------------------------
                                   )          NICOLAI  ROBERTS
                                   )
                                   )      /s/ WAYNE  FOWLER
                                   )     ------------------------------
                                   )          WAYNE  FOWLER
                                   )

                                   )      /s/ OWEN  BROWN
                                   )     ------------------------------
                                   )          OWEN  BROWN
                                   )
                                   )      /s/ JEREMY  NAGY
                                   )     ------------------------------
                                   )          JEREMY  NAGY
                                   )
                                   )      /s/ TODD  RAPPITT
                                   )     ------------------------------
                                   )          TODD  RAPPITT
                                   )
                                   )      /s/ JOHN  WYCRAFT
                                   )     ------------------------------
                                   )          JOHN  WYCRAFT
                                   )
                                   )      /s/ JONATHAN  PASTERNAK
                                   )     ------------------------------
                                   )          JONATHAN  PASTERNAK
                                   )
                                   )      /s/ TRACEY  PATTISON
                                   )     ------------------------------
                                   )          TRACEY  PATTISON
                                   )
                                   )      /s/ FRANK  S.  DEMARCO
                                   )     ------------------------------
                                   )          FRANK  S.  DEMARCO
                                   )
                                   )      /s/ JOHN  FABBRO
                                   )     ------------------------------
                                   )          JOHN  FABBRO
                                   )
                                   )      /s/ SANTO  DEROSE
                                   )     ------------------------------
                                   )          SANTO  DEROSE
                                   )
                                   )      /s/ NEIL  FORTH
                                   )     ------------------------------
                                   )          NEIL  FORTH
                                   )
                                   )      /s/ STEPHEN  DULMADGE
                                   )     ------------------------------
                                   )          STEPHEN  DULMADGE
                                   )
                                   )      /s/ STUART  MACGREGOR
                                   )     ------------------------------
                                   )          STUART  MACGREGOR
                                   )
                                   )      /s/ BRIAN  USHER-JONES
                                   )     ------------------------------
                                   )          BRIAN  USHER-JONES
                                   )

                                   )
                                   )     ------------------------------
                                   )          MIRA  PEZER

                                   THE  PHONE  CARD  COMPANY  INC.


                                   PER:     ----------------------------

                                   TORY,  RYAN  &  CO.  INC.

                                            /s/
                                   PER:     ----------------------------

                                   SHIBUMI  INC.


                                            /s/
                                   PER:     ----------------------------

                                   GALAXY  MEDIA  LTD.


                                            /s/
                                   PER:     ----------------------------

                                   STRATEGIC  INVESTORS  GROUP


                                            /s/
                                   PER:     ----------------------------

                                   BENDIX


                                            /s/
                                   PER:     ----------------------------

                                   PEANNAMI  INVESTMENTS  INC.


                                            /s/
                                   PER:     ----------------------------

                                   MILLER'S  LADIES  WEAR  (ORILLIA)
                                   LIMITED


                                            /s/
                                   PER:     ----------------------------

                                   1047275  ONTARIO  INC.

                                            /s/
                                   PER:     ----------------------------

                                   1329365  ONTARIO  INC.


                                            /s/
                                   PER:     ----------------------------

                              SCHEDULE  A


NAME OF SHAREHOLDER                         NUMBER OF SHARES

Lex van Arem                                   4,800,000
Anthony Korculanic                             4,000,000
Tory, Ryan & Co. Inc.                            800,000
Floris Versteeg                                  473,750
Johannes van Arem                                197,396
Nick Laroche                                      98,698
Bill Blackstock                                   98,698
Philip Arcand                                     40,000
Shibumi Inc.                                 1,347,852.5
Galaxy Media Ltd.                              856,105.5
Danny Saa                                         15,000
Craig Vinceent                                    15,000
Richard Attia                                     15,000
Rod Pasic                                          8,750
Edward Ayoub                                       7,500
Aleksandra                                         3,750
Yun Peng                                           2,500
Anna Galkina                                       2,500
Ivana Molnar                                       2,000
Marina Zubkov                                      1,875
Galina Ftomovich                                   1,500
Frank Ferreira                                     1,500
Diana Carter                                       1,250
Coleen Shannon                                       500
Diane Higgins                                        500
Konan Cook                                           375
Joseph Vivian                                        375
Logan Drake                                          375
Kyla Watson                                          375
Gisella Peralta                                      375
Carolina Lucero                                      375
Paul Peddie                                          375
Scott Oliver                                         375
Wayne Malynyk                                        375
Sandra Silva                                         375
Chad Eugene                                          375
Dion Duporte                                         375
Richard Dubrick                                      375
Natasha Brien                                        375
Stacy Usher                                          375

Jan Harpes                                           375
Larry Murray                                         375
Jorge Ribeiro                                        250
Sandra Santos                                        250
Diane Hugh                                           250
Autumn Carter                                        375
Nicolai Roberts                                      250
Wayne Fowler                                         375
Owen Brown                                           250
Jeremy Nagy                                        4,000
Todd Rappitt                                       5,000
John Wycraft                                      10,000
Jonathan Pasternak                                10,000
Strategic Investors Group                         20,000
Tracey Pattison                                   10,000
The Phone Card Company Inc.                       17,436
Frank S. Demarco                                  40,000
Bendix                                            30,000
1329365 Ontario Inc.                             300,000
Pennami Investments Inc.                          20,000
John Fabbro                                       30,000
Miller's Ladies Wear (Orillia) Limited            50,000
Santo DeRose                                      20,000
Neil Forth                                        30,000
1047275 Ontario Inc.                              70,000
Stephen Dulmadge                                  40,000
Stuart MacGregor                                  70,000
Brian Usher-Jones                                 70,000
Mira Pezer                                        60,000

                   TOTAL                      13,706,436

                                   SCHEDULE C